Exhibit 99.1

FOR IMMEDIATE RELEASE

MR. COOPER GROUP REPORTS THIRD QUARTER 2024 RESULTS

•	Reported net income of $80 million including other mark-to-market of ($126) million, equivalent to ROCE of 6.9% and operating ROTCE of 16.8%
•	Book value per share and tangible book value per share increased to $72.49 and $69.93
•	Servicing portfolio grew 32% y/y to $1,239 billion
•	Repurchased 0.5 million shares of common stock for $46 million
•	Issued $750 million senior notes priced at 6.5%
•	Certified as Great Place to Work for the 6th year in a row

Dallas, TX (October 23, 2024) - Mr. Cooper Group Inc. (NASDAQ: COOP) (the “Company”), reported third quarter income before income tax expense of $112 million and net income of $80 million. Excluding other mark-to-market and other adjustments, the Company reported pretax operating income of $246 million. Adjustments included other mark-to-market net of hedges of $126 million and other items shown below in the reconciliation of GAAP and non-GAAP results.

Chairman and CEO Jay Bray commented, “We delivered an exceptional quarter, marked by an operating ROTCE of 16.8%, and record liquidity. We are excited to welcome our new team members, with the acquisition of Flagstar’s mortgage operations on target to close, as announced, in the fourth quarter.”

Mike Weinbach, President added, “I’m extremely pleased with our strong performance in servicing and exceptional execution in originations, where volumes increased 80% quarter-over-quarter, as our direct-to-consumer channel helped customers take advantage of the rally in mortgage rates during September, while our correspondent channel implemented a number of new initiatives which were well-received by clients.”

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Servicing

The Servicing segment provides a best-in-class home loan experience for our 5.4 million customers while simultaneously strengthening asset performance for investors. In the third quarter, Servicing recorded pre-tax income of $177 million inclusive of other mark-to-market loss of $126 million and pretax operating income of $305 million. The servicing portfolio ended the quarter at $1,239 billion. At quarter end, the carrying value of the MSR was $10,035 million equivalent to 148 bps of MSR UPB.

	Quarter Ended
($ in millions)	Q3'24		Q2'24
	$	BPS	$	BPS
Operational revenue	$616	20.1	$604	20.7
Amortization, net of accretion	(235)	(7.6)	(217)	(7.4)
Mark-to-market	(125)	(4.1)	69	2.3
Total revenues	256	8.4	456	15.6
Total expenses	(180)	(5.9)	(171)	(5.9)
Total other income, net	101	3.3	69	2.4
Income before taxes	177	5.8	354	12.1
Other mark-to-market	126	4.1	(68)	(2.4)
Accounting items	-	-	-	-
Intangible amortization	2	0.1	2	0.1
Pretax operating income excluding other mark-to-market and accounting items	$305	10.0	$288	9.8

	Quarter Ended
	Q3'24	Q2'24
MSRs UPB ($B)	$678	$676
Subservicing and Other UPB ($B)	561	530
Ending UPB ($B)	$1,239	$1,206
Average UPB ($B)	$1,225	$1,171
60+ day delinquency rate at period end	1.5%	1.4%
Annualized CPR	7.1%	5.6%
Modifications and workouts	21,817	22,645

Originations

The Originations segment creates servicing assets at attractive margins by acquiring loans through the correspondent channel and refinancing existing loans through the direct-to-consumer channel. Originations earned pretax income and pretax operating income of $69 million.

The Company funded 25,582 loans in the third quarter, totaling approximately $6.8 billion UPB, which was comprised of $2.3 billion in direct-to-consumer and $4.5 billion in correspondent. Funded volume increased 80% quarter-over-quarter, while pull through adjusted volume increased 67% quarter-over-quarter to $7.5 billion.

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	Quarter Ended
($ in millions)	Q3'24	Q2'24
Income before taxes	$69	$38
Accounting items	-	-
Pretax operating income excluding accounting items and other	$69	$38

	Quarter Ended
($ in millions)	Q3'24	Q2'24
Total pull through adjusted volume	$7,491	$4,473
Funded volume	$6,825	$3,794
Refinance recapture percentage	69%	73%
Recapture percentage	22%	22%
Purchase volume as a percentage of funded volume	69%	62%

Conference Call Webcast and Investor Presentation

The Company will host a conference call on October 23, 2024 at 10:00 A.M. Eastern Time. Preregistration for the call is now available in the Investor section of www.mrcoopergroup.com. Participants will receive a toll-free dial-in number and a unique registrant ID to be used for immediate call access. A simultaneous audio webcast of the conference call will be available under the investors section on www.mrcoopergroup.com.

Non-GAAP Financial Measures

The Company utilizes non-GAAP financial measures as the measures provide additional information to assist investors in understanding and assessing the Company’s and our business segments’ ongoing performance and financial results, as well as assessing our prospects for future performance. The adjusted operating financial measures facilitate a meaningful analysis and allow more accurate comparisons of our ongoing business operations because they exclude items that may not be indicative of or are unrelated to the Company’s and our business segments’ core operating performance, and are better measures for assessing trends in our underlying businesses. These notable items are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operational and planning decisions and evaluating the Company’s and our business segment’s ongoing performance. Pretax operating income (loss) in the servicing segment eliminates the effects of mark-to-market adjustments which primarily reflects unrealized gains or losses based on the changes in fair value measurements of MSRs and their related financing liabilities for which a fair value accounting election was made. These adjustments, which can be highly volatile and material due to changes in credit markets, are not necessarily reflective of the gains and losses that will ultimately be realized by the Company. Pretax operating income (loss) in each segment also eliminates, as applicable, transition and integration costs, gains (losses) on sales of fixed assets, certain settlement costs that are not considered normal operational matters, intangible amortization, change in equity method investments, fair value change in equity investments and other adjustments based on the facts and circumstances that would provide investors a supplemental means for evaluating the Company’s core operating performance. Return on tangible common equity (ROTCE) is computed by dividing net income by average tangible common equity (also known as tangible book value). Tangible common equity equals total stockholders’ equity less goodwill and intangible assets. Management believes that ROTCE is a useful financial measure because it measures the performance of a business consistently and enables investors and others to assess the Company’s use of equity. Tangible book value is defined as stockholders’ equity less goodwill and intangible assets. Our management believes tangible book value is useful to investors because it provides a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets.

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Forward Looking Statements

Any statements in this release that are not historical or current facts are forward looking statements. Forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Results for any specified quarter are not necessarily indicative of the results that may be expected for the full year or any future period. Certain of these risks and uncertainties are described in the “Risk Factors” section of Mr. Cooper Group’s most recent annual reports and other required documents as filed with the SEC which are available at the SEC’s website at http://www.sec.gov. Mr. Cooper undertakes no obligation to publicly update or revise any forward-looking statement or any other financial information contained herein, and the statements made in this press release are current as of the date of this release only.

Investor Contact:

Kenneth Posner, SVP Strategic Planning and Investor Relations

(469) 426-3633

Shareholders@mrcooper.com

Media Contact:

Christen Reyenga, VP Corporate Communications

MediaRelations@mrcooper.com

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Financial Tables

MR. COOPER GROUP INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(millions of dollars, except for earnings per share data)

	Three Months Ended September 30, 2024	Three Months Ended June 30, 2024
Revenues:
Service related, net	$288	$485
Net gain on mortgage loans held for sale	136	98
Total revenues	424	583
Total expenses:	335	300
Other (expense) income, net:
Interest income	227	189
Interest expense	(199)	(187)
Other expense, net	(5)	(8)
Total other expense, net	23	(6)
Income before income tax expense	112	277
Income tax expense	32	73
Net income	$80	$204

Earnings per share:
Basic	$1.24	$3.16
Diluted	$1.22	$3.10
Weighted average shares of common stock outstanding (in millions):
Basic	64.3	64.6
Diluted	65.5	65.8

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MR. COOPER GROUP INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(millions of dollars)

	September 30, 2024	June 30, 2024
Assets
Cash and cash equivalents	$733	$642
Restricted cash	186	162
Mortgage servicing rights at fair value	10,035	10,352
Advances and other receivables, net	940	934
Mortgage loans held for sale at fair value	1,962	1,539
Property and equipment, net	58	57
Deferred tax assets, net	315	351
Other assets	1,957	1,746
Total assets	$16,186	$15,783

Liabilities and Stockholders' Equity
Unsecured senior notes, net	$4,885	$4,141
Advance, warehouse and MSR facilities, net	4,379	4,925
Payables and other liabilities	1,841	1,684
MSR related liabilities - nonrecourse at fair value	443	439
Total liabilities	11,548	11,189
Total stockholders' equity	4,638	4,594
Total liabilities and stockholders' equity	$16,186	$15,783

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UNAUDITED SEGMENT STATEMENT OF

OPERATIONS & EARNINGS RECONCILIATION

(millions of dollars, except for earnings per share data)

	Three Months Ended September 30, 2024
	Servicing	Originations	Corporate/ Other	Consolidated

Service related, net	$246	$24	$18	$288
Net gain on mortgage loans held for sale	10	126	-	136
Total revenues	256	150	18	424
Total expenses	180	83	72	335
Other income (expense), net:
Interest income	201	25	1	227
Interest expense	(100)	(23)	(76)	(199)
Other expense, net	-	-	(5)	(5)
Total other income (expense), net	101	2	(80)	23
Pretax income (loss)	$177	$69	$(134)	$112
Income tax expense				32
Net income				$80
Earnings per share
Basic				$1.24
Diluted				$1.22

Non-GAAP Reconciliation:
Pretax income (loss)	$177	$69	$(134)	$112
Other mark-to-market	126	-	-	126
Accounting items / other	-	-	6	6
Intangible amortization	2	-	-	2
Pretax operating income (loss)	$305	$69	$(128)	$246
Income tax expense(1)				(60)
Operating income				$186
Operating ROTCE(2)				16.8%
Average tangible book value (TBV)(3)				$4,451

(1)	Assumes tax-rate of 24.2%.
(2)	Computed by dividing annualized earnings by average TBV.
(3)	Average of beginning TBV of $4,428 and ending TBV of $4,474.

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UNAUDITED SEGMENT STATEMENT OF

OPERATIONS & EARNINGS RECONCILIATION

(millions of dollars, except for earnings per share data)

	Three Months Ended June 30, 2024
	Servicing	Originations	Corporate/ Other	Consolidated

Service related, net	$446	$19	$20	$485
Net gain on mortgage loans held for sale	10	88	-	98
Total revenues	456	107	20	583
Total expenses	171	69	60	300
Other income (expense), net:
Interest income	174	15	-	189
Interest expense	(105)	(15)	(67)	(187)
Other expense, net	-	-	(8)	(8)
Total other income (expense), net	69	-	(75)	(6)
Pretax income (loss)	$354	$38	$(115)	$277
Income tax expense				73
Net income				$204
Earnings per share
Basic				$3.16
Diluted				$3.10

Non-GAAP Reconciliation:
Pretax income (loss)	$354	$38	$(115)	$277
Other mark-to-market	(68)	-	-	(68)
Accounting items / other	-	-	8	8
Intangible amortization	2	-	-	2
Pretax operating income (loss)	$288	$38	$(107)	$219
Income tax expense				(53)
Operating income(1)				$166
Operating ROTCE(2)				15.3%
Average tangible book value (TBV)(3)				$4,333

(1)	Assumes tax-rate of 24.2%.
(2)	Computed by dividing annualized earnings by average TBV.
(3)	Average of beginning TBV of $4,238 and ending TBV of $4,428.

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Non-GAAP Reconciliation:	Quarter Ended
($ in millions except value per share data)	Q3'24	Q2'24
Stockholders' equity (BV)	$4,638	$4,594
Goodwill	(141)	(141)
Intangible assets	(23)	(25)
Tangible book value (TBV)	$4,474	$4,428
Ending shares of common stock outstanding (in millions)	64.0	64.5

BV/share	$72.49	$71.24
TBV/share	$69.93	$68.67

Net income	$80	$204
ROCE(1)	6.9%	18.1%

Beginning stockholders’ equity	$4,594	$4,405
Ending stockholders’ equity	$4,638	$4,594
Average stockholders’ equity (BV)	$4,616	$4,500

(1)	Return on Common Equity (ROCE) is computed by dividing annualized earnings by average BV.

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